                                                                     EXHIBIT 11


                     HILLS STORES COMPANY AND SUBSIDIARIES
                STATEMENTS RE COMPUTATION OF PER SHARE EARNINGS

                                                Thirteen      Thirteen
                                               Weeks Ended   Weeks Ended
                                                July 29,      July 30,
                                                  1995          1994
                                                -----------   -----------
Weighted average primary shares outstanding
-------------------------------------------

Weighted average number of common shares
 assumed to be outstanding during the period      9,699,128    9,920,354

Assumed conversion of preferred stock                     -            -

Assumed exercise of stock options                         -            -

Assumed exercise of stock rights                          -            -

Assumed exercise of stock warrants                        -            -
                                                  ---------   ----------
                                                  9,699,128    9,920,354
                                                  =========   ==========

                                                Twenty-six    Twenty-six
                                                Weeks Ended   Weeks Ended
                                                 July 29,      July 30,
                                                  1995          1994
                                                -----------   ------------
Weighted average primary shares outstanding
-------------------------------------------

Weighted average number of common shares
 assumed to be outstanding during the period      9,682,708    9,739,327

Assumed conversion of preferred stock                     -            -

Assumed exercise of stock options                         -            -

Assumed exercise of stock rights                          -            -

Assumed exercise of stock warrants                        -            -
                                                  ---------     ---------
                                                  9,682,708     9,739,327
                                                  =========     =========

                                                                     EXHIBIT 11


                     HILLS STORES COMPANY AND SUBSIDIARIES
                STATEMENTS RE COMPUTATION OF PER SHARE EARNINGS

                                                 Thirteen      Thirteen
                                                Weeks Ended   Weeks Ended
                                                 July 29,      July 30,
                                                   1995          1994
                                                 ----------    -----------

Weighted average fully-diluted shares outstanding
-------------------------------------------------

Weighted average number of common shares
 assumed to be outstanding during the period      9,730,370      9,920,354

Assumed conversion of preferred stock                     -              -

Assumed exercise of stock options                         -              -

Assumed exercise of stock rights                          -              -

Assumed exercise of stock warrants                        -              -
                                                  ---------      ---------
                                                  9,730,370      9,920,354
                                                  =========      =========

                                                 Twenty-six    Twenty-six
                                                 Weeks Ended   Weeks Ended
                                                  July 29,      July 30,
                                                    1995          1994
                                                  ----------    -----------

Weighted average fully-diluted shares outstanding
-------------------------------------------------

Weighted average number of common shares
 assumed to be outstanding during the period      10,108,912    10,116,464

Assumed conversion of preferred stock                      -             -

Assumed exercise of stock options                          -             -

Assumed exercise of stock rights                           -             -

Assumed exercise of stock warrants                         -             -
                                                  ----------     ---------
                                                  10,108,912     10,116,464
                                                  ==========     ==========

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